Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
     I, Thomas W. Stoelk, certify that:
     1) I have reviewed this Quarterly Report on Form 10-Q/A for the period ended March 31, 2010 of Superior Well Services, Inc.;
     2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By:	/s/ Thomas W. Stoelk Thomas W. Stoelk
Vice President and Chief Financial Officer
Date: August 9, 2010